EX. 1

                                 THIRD AMENDMENT

         THIS THIRD AMENDMENT dated as of March 7, 2002 (this "Amendment") amends the Amended and Restated Credit Agreement dated as of December 31, 2000 (as previously amended, the "Credit Agreement") among Grubb & Ellis Company (the "Borrower"), various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in SECTION 4 of this Amendment, the Credit Agreement is amended as follows:

         1.1      AMENDMENTS TO DEFINITIONS.

         (a) The pricing grid set forth in the definition of "Applicable Margin" is amended in its entirety to read as follows:

==========================================================================================
                  Applicable Margin     Applicable     Applicable Margin
    Leverage        for Eurodollar    Margin for Base    for Swingline    Commitment Fee
      Ratio             Loans           Rate Loans           Loans             Rate
------------------------------------------------------------------------------------------
 Greater than or        3.75%              2.75%             2.75%             1.50%
    equal to
    1.75:1.00
------------------------------------------------------------------------------------------
 Greater than or        3.25%              2.50%             2.50%             1.50%
    equal to
  1.25:1.00 but
    less than
    1.75:1.00
------------------
    Less than           3.00%              2.25%             2.25%             1.50%
    1.25:1.00

==========================================================================================

         (b) The definition of "Consolidated EBITDA" is amended in its entirety to read as follows:

                  "'CONSOLIDATED EBITDA' means, for any period, the consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP plus the EBITDA attributable during such period (a) to any Person, in the case of an Acquisition of all or substantially all of the capital stock or equity of such Person, or (b) to any assets of a Person, in the case of an Acquisition of all or substantially all of the assets of such Person, in each case in CLAUSES (A) and (B) above, acquired in connection with a Permitted Acquisition to the extent that the Administrative Agent, in its reasonable discretion, deems such EBITDA to be appropriate given all the facts and circumstances surrounding such Permitted Acquisition."

         (c) The definition of "EBITDA" is amended in its entirety to read as follows:

                  "`EBITDA' means, for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation expense, (d) amortization of intangibles (including goodwill) and organization costs, (e) any non-cash Restructuring Charges and (f) non-cash charges relating to Signing Bonus Payments; MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income, all as determined in accordance with GAAP."

         (d) The definition of "Excess Cash Flow" is amended in its entirety to read as follows:

                  "`EXCESS CASH FLOW' means, for any period an amount equal to the result of (a) Consolidated EBITDA for such period LESS (b) Consolidated Fixed Charges for such period."

         (e) The definition of "Permitted Acquisition" is amended in its entirety to read as follows:

                  "`PERMITTED ACQUISITION' means any Acquisition approved in writing by all Lenders."

         (f) The definition of "Revolving Credit Commitment" is amended by deleting the reference to "$15,000,000" therein and substituting "$6,000,000" therefor.

         (g) The definition of "Specified Percentage" is amended in its entirety to read as follows:

                  "'SPECIFIED PERCENTAGE' means 50%."

         (h) The definition of "Subordination Agreement" is amended in its entirety to read as follows:

                  "'SUBORDINATION AGREEMENT' means any subordination agreement relating to Subordinated Debt."

         1.2 ADDITION OF DEFINITIONS. The following new definitions are added to the Credit Agreement in appropriate alphabetical sequence to read as follows:

                  "'ADDITIONAL TERM LENDER' means Warburg, Pincus Investors, L.P. and its successors and assigns.

                  'DEFERRED INSTALLMENT AMOUNTS' means (a) $625,000 of the principal amount of Term Loans scheduled to be repaid on March 31, 2004, (b) $1,250,000 of the principal amount of Term Loans scheduled to be repaid on June 30, 2004, (c) $1,250,000 of the principal amount of Term Loans scheduled to be repaid on September 30, 2004 and (d) $1,875,000 of the principal amount of Term Loans scheduled to be repaid on December 31, 2004.

                  'EQUITY OFFERING' means the issuance of equity of the Borrower to one or more Persons in an amount not less than $11,000,000 having terms reasonably acceptable to the Required Lenders.

                  'OPTION AGREEMENT' means the Option Agreement dated as of March 7, 2002 among the Borrower, Warburg, Pincus Investors, L.P. and various other parties.

                  'RESTRUCTURING CHARGES' means charges taken by the Borrower in connection with the closing of various locations of the Borrower and its Subsidiaries.

                  'SUBORDINATED DEBT' means (a) the Subordinated Notes and (b) any other Indebtedness of the Borrower which has maturities and other terms, and which is subordinated to the obligations of the Borrower and its Subsidiaries hereunder and under the other Loan Documents in a manner, approved in writing by the Required Lenders."

         1.3 DELETION OF DEFINITION. The definition of "Acquired Pro Forma EBITDA" is deleted in its entirety.

         1.4 AMENDMENTS TO SECTION 4.2. Section 4.2 is amended in its entirety to read as follows:

                  "4.2     REDUCTION OR TERMINATION OF THE REVOLVING CREDIT
                  COMMITMENTS.


                  (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; PROVIDED that no such termination or reduction of the Revolving Credit Commitments shall be permitted if after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (b) The amount of the Revolving Credit Commitments shall be permanently reduced to $5,000,000 upon the earlier to occur of (i) June 3, 2002 or (ii) the receipt by the Borrower of the proceeds of the Equity Offering."

         1.4      AMENDMENTS TO SECTION 4.3.

         (a)      The first parenthetical phrase contained in Section 4.3(b)
         (iii) is amended in its entirety to read as follows:

         "(other than the issuance of any equity securities in connection with the Equity Offering, the exercise of warrants or employee stock options or the Borrower's employee stock purchase plan)".

         (b) Section 4.3(b)(iv) is amended in its entirety to read as follows:

                  "(iv) Within 60 days following the end of (A) the six-month period ending September 30, 2002, (B) the calendar year ending December 31, 2002 (but only if Consolidated EBITDA for such year is greater than $8,000,000) and (C) each period beginning with January 1st of any calendar year (beginning January 1, 2003) and ending on the last day of a calendar quarter in such calendar year, the Borrower shall prepay Term Loans by an amount (rounded down, if necessary, to an integral multiple of $50,000) equal to the Specified Percentage of Excess Cash Flow for such period MINUS (x) in the case of CLAUSE (B), any prepayment previously made pursuant to CLAUSE (A) and (y) in the case of CLAUSE (C), any prepayment previously made pursuant to CLAUSE (C) during such calendar year."

         (c)      The first parenthetical phrase contained in Section 4.3(c)
(ii) is amended in its entirety to read as follows:

         "(other than (x) the first $5,000,000 of Net Cash Proceeds from the issuance of Subordinated Indebtedness after the effectiveness of the Third Amendment to this Agreement (less the amount of Net Cash Proceeds referred to in CLAUSE (Y) of the first parenthetical phrase of SECTION 4.3(C)(III)) and (y) Net Cash Proceeds from the issuance of other Indebtedness permitted by SECTION 8.2)".

         (d) The first parenthetical phrase contained in Section 4.3(c)(iii) is amended in its entirety to read as follows:

         "(other than (x) Net Cash Proceeds from the issuance of equity securities issued in connection with the Equity Offering, the exercise of warrants or employee stock options or the Borrower's employee stock purchase plan and (y) the first $5,000,000 of Net Cash Proceeds from the issuance of other equity securities after the effectiveness of the Third Amendment to this Agreement (less the amount of Net Cash Proceeds referred to in CLAUSE (X) of the first parenthetical phrase of SECTION 4.3(C)(II))".

         (e) Section 4.3(c)(iv) is amended in its entirety to read as follows:

                  "(iv) Within 60 days following the end of (A) the six-month period ending September 30, 2002, (B) the calendar year ending December 31, 2002 (but only if Consolidated EBITDA for such year is greater than $8,000,000) and (C) each period beginning with January 1st of any calendar year (beginning January 1, 2003) and ending on the last day of a calendar quarter in such calendar year, the Borrower shall prepay Revolving Loans by an amount (rounded down, if necessary, to an integral multiple of $50,000) equal to the Specified Percentage of Excess Cash Flow for such period MINUS (x) in the case of CLAUSE (A), any prepayment required to be made pursuant to SECTION 4.3(B)(IV)(A);
         (y) in the case of CLAUSE (B), any prepayment previously made pursuant to SECTION 4.3(B)(IV)(A) or (B) or pursuant to CLAUSE (A) above; and
         (z) in the case of CLAUSE (C), any prepayment previously made, or concurrently required to be made, pursuant to SECTION 4.3(B)(IV)(C) or pursuant to CLAUSE (C) above during such calendar year."

         1.5 AMENDMENT TO SECTION 4.4. Section 4.4 is amended in its entirety to read as follows:

                  "4.4 APPLICATION OF PREPAYMENTS OF TERM LOANS. Each prepayment of Term Loans shall be applied FIRST, pro rata to repay the Deferred Installment Amounts until paid in full and, THEN, pro rata to the remaining installments of the Term Loans."

         1.6 AMENDMENTS TO SECTION 7.2. Section 7.2 is amended by (a) redesignating clause "(g)" as clause "(i)", (b) deleting the word "and" at the end of clause (f) and (c) inserting the following new clauses (g) and (h) in proper sequence:

                  "(g) Within 30 days after the end of each month, monthly operating and cash flow statements for such month, including a comparison of actual results against those set forth in the applicable budget delivered pursuant to CLAUSE (C); and

                  (h) Within seven days after the end of each week, a rolling 13-week cash flow forecast in form and substance acceptable to the Administrative Agent;".

         1.7 ADDITION OF NEW SECTIONS 7.12 AND 7.13. The following new Sections 7.12 and 7.13 are added to the Credit Agreement in proper sequence:

                  "7.12 CLEANDOWN OF REVOLVING CREDIT LOANS. Cause the aggregate principal amount of all Revolving Credit Loans to be zero for at least 30 consecutive days during December of each year.

                  7.13 FINANCIAL ADVISOR. Pay the reasonable expenses of a financial advisor retained by counsel to the Administrative Agent to provide, without limitation, (a) an evaluation of the forecast delivered to the Administrative Agent and the Lenders prior to the execution and delivery of the Third Amendment to this Agreement and a report to the Administrative Agent and the Lenders setting forth a detailed analysis of such forecast, (b) a monthly report to the Administrative Agent and the Lenders which shall include (i) a comparison of the financial results for such month (as set forth in the operating and cash flow statements delivered by the Borrower pursuant to SECTION 7.2(G)) against the forecast described in CLAUSE (A) and
         (ii) an evaluation of the financial condition of the Borrower and its Subsidiaries and (c) such other information as the Administrative Agent or any Lender may reasonably request in connection with the foregoing; PROVIDED that, so long as no Event of Default exists, the Borrower shall have the right to approve the scope of the services to be performed by the financial advisor (such approval not to be unreasonably withheld)."

         1.8      AMENDMENTS TO SECTION 8.1.

          (a)      Section 8.1(a) is amended in its entirety to read as follows:

                  "(a)     [Intentionally Deleted]."

          (b)      Section 8.1(b) is amended in its entirety to read as follows:

                  "(b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter to be less than the applicable ratio set forth below:

                                                   Minimum Consolidated Fixed
                  Fiscal Quarter Ending             Charge Coverage Ratio
                  ---------------------            --------------------------

                  12/31/03                                 1.00 to 1.0
                  3/31/04 and thereafter                   1.05 to 1.0."

         (c)      Section 8.1(c) is amended in its entirety to read as follows:

                  "(c)     ADJUSTED EBITDA.  Permit Adjusted EBITDA for any
         period set forth below to be less than the applicable amount set forth below:

                  Period (Inclusive)             Minimum Adjusted Ebitda
                  ------------------             -----------------------
                  1/1/02 through 3/31/02         $ (8,700,000)
                  1/1/02 through 6/30/02         $(10,400,000)
                  1/1/02 through 9/30/02         $ (7,600,000)
                  1/1/02 through 12/31/02        $  4,200,000
                  4/1/02 through 3/31/03         $  7,500,000
                  7/1/02 through 6/30/03         $ 12,100,000
                  10/1/02 through 9/30/03        $ 16,600,000
                  Any period of four
                   consecutive fiscal
                   quarters ending thereafter    $ 18,800,000."


         1.9      AMENDMENT TO SECTION 8.2.  Section 8.2 is amended by:

         (a)      amending clause (j) in its entirety to read as follows:

                  "(j) other Subordinated Debt not to exceed $5,000,000 at any time outstanding having subordination provisions and other terms reasonably acceptable to the Required Lenders;"

         (d) amending the proviso at the end thereof to read in its entirety as follows:

         "PROVIDED, HOWEVER, that notwithstanding the provisions of SUBSECTIONS 8.2(A) through 8.2(J) above, (i) the aggregate amount of all Indebtedness described in SUBSECTIONS 8.2(C), (F), (G), (H) and (I) that is secured by Liens shall at no time exceed $250,000 and (ii) the aggregate amount of an Indebtedness described in SUBSECTIONS 8.2(C),
         (F), (G), (H) and (I) shall at no time exceed $750,000."

         1.10 AMENDMENT TO SECTION 8.8. Section 8.8 is amended by (a) deleting the word "and" at the end of clause (j), (b) inserting a semicolon and the word "and" at the end of clause (k) and (c) inserting the following new clause (l):

                  "(l) deposit accounts maintained with any Lender and deposit accounts maintained on the effective date of the Third Amendment to this Agreement; PROVIDED that, notwithstanding the foregoing, the Borrower may not maintain after June 3, 2002 any deposit account with any financial institution that is not a Lender unless such financial institution shall have executed an account control agreement in form and substance reasonably satisfactory to the Administrative Agent".

         1.11 AMENDMENT TO SECTION 8.11. Clause (a)(i) of Section 8.11 is amended in its entirety to read as follows:

                  "(a) (i) Make or offer to make any payment, prepayment, purchase or redemption of, or otherwise defease or segregate funds with respect to the principal of, any Subordinated Debt; PROVIDED that the Borrower may convert convertible notes pursuant to, and pay with the proceeds of the Equity Offering (or with the proceeds of the issuance of any other Indebtedness or equity of the Borrower having terms reasonably satisfactory to the Required Lenders) any Subordinated Debt issued in connection with, the Option Agreement".

         1.12 AMENDMENT TO SECTION 8.17. Section 8.17 is amended in its entirety to read as follows:

                  "8.17 CAPITAL EXPENDITURES. The Borrower will not permit the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during either of the 2002 or the 2003 calendar year to exceed $5,000,000."

         1.13 AMENDMENT TO SECTION 11.6. Clause (c) of Section 11.6 is amended in its entirety to read as follows:

                  "(c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time assign, with the consent of the Administrative Agent (and, in the case of assignments of Revolving Credit Commitments, the Issuing Lender), which consent in each case will not be unreasonably withheld or delayed, to any other Person (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) pursuant to an Assignment and Acceptance, substantially in the form of EXHIBIT F, executed by such Assignee and such Assignor, the Administrative Agent and, if applicable, the Issuing Lender) and delivered to the Administrative Agent for its acceptance; PROVIDED that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment from a Lender to an Affiliate of such Lender or to another Lender or an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto)."

         1.14 ADDITION OF NEW SECTION 12. The following new Section 12 is added to the Credit Agreement in proper sequence:

                        "SECTION 12. AMOUNT AND TERMS OF
                              ADDITIONAL TERM LOAN

                  12.1 MAKING AND PAYMENT OF ADDITIONAL TERM LOAN. (a) The Additional Term Lender will make a single term loan (the "ADDITIONAL TERM LOAN") on March 7, 2002 in the principal amount of $5,000,000. The Additional Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit C to the Third Amendment to this Agreement.

                  (b) Subject to SECTIONS 12.2 and 12.3, the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Additional Term Lender the principal amount of the Additional Term Loan on January 2, 2006. Amounts repaid with respect to the Additional Term Loan may not be reborrowed.

                  12.2 SUBORDINATION OF ADDITIONAL TERM LOAN. Notwithstanding anything to the contrary contained in this Agreement, but subject to
         SECTION 12.3, the Additional Term Lender hereby acknowledges and agrees that no payment of any Borrower Obligations owing in respect of the Additional Term Loan (other than any payment of interest by an increase in the principal amount of the Additional Term Loans) shall be made prior to the payment in full in cash of all other Borrower Obligations (collectively, the "SENIOR CLAIMS"). If any amount paid to the Additional Term Lender in violation of the preceding sentence at any time prior to the payment in full in cash of all Senior Claims, such amount shall be held in trust for the benefit of the Lenders (other than the Additional Term Lender) and shall promptly be paid to the Administrative Agent for the ratable benefit of the Lenders (other than the Additional Term Lender).

                  12.3 PREPAYMENT OF ADDITIONAL TERM LOAN. The Borrower may prepay the Additional Term Loan (a) after all other Borrower Obligations have been paid in full in cash; or (b) so long as no Default or Event of Default exists or would result therefrom, with the proceeds of the Equity Offering.

                  12.4 INCORPORATION BY REFERENCE OF CERTAIN DEFINED TERMS AND AGREEMENT SECTIONS. Other than in respect of (i) the terms "Required Lenders", "Specified Revolver Proceeds", "Specified Term Proceeds", "Term Commitment", "Term Percentage" and "Total Percentage" contained in SECTION 1 and (ii) SECTIONS 1.3(B), 2.1(F)(II), 4.3(A) and (B), 4.7, 4.8, 4.10(B), 5.17(B), 7.10, 11.1 (other than with respect to CLAUSE
         (I) of the proviso to the second sentence thereof), 11.6(B), (C) and
         (D) and 11.7, (x) references to the terms "Lenders" and "Term Lenders" shall be deemed to include by reference the Additional Term Lender and
         (y) references to the terms "Loans" and "Term Loans" shall be deemed to include by reference the Additional Term Loan, in each appropriate case as the context permits."

         1.15 AMENDMENT TO SCHEDULE 2.1(F). Schedule 2.1(f) is amended to read as set forth as SCHEDULE 2.1(F) hereto.

         SECTION 2 WAIVERS. Subject to the satisfaction of the conditions precedent set forth in SECTION 4, the Required Lenders hereby waive any Event of Default arising from (a) the Borrower's non-compliance with Section 8.1(a) (maximum Leverage Ratio) of the Credit Agreement at any time prior to the date hereof and (b) the Borrower's non-compliance with Sections 8.1(b) (minimum Fixed Charge Coverage Ratio) and 8.1(c) (minimum Adjusted EBITDA) of the Credit Agreement for the fiscal quarter ended December 31, 2001.

         SECTION 3 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 5 of the Credit Agreement (other than those which speak as of a particular earlier date) is true and correct as of the date of the execution and delivery of this Amendment by the Borrower, with the same effect as if made on such date, and (b) no Event of Default or Default exists.

         SECTION 4 EFFECTIVENESS. The amendments set forth in SECTION 1 and the waivers set forth in SECTION 2 above shall become effective when the Administrative Agent shall have received (a) counterparts of this Amendment executed by the Borrower and the Required Lenders, (b) a Confirmation, substantially in the form of EXHIBIT A, signed by the Borrower and each Subsidiary Guarantor, (c) an amendment fee for each Lender which, on or before March 7, 2002, executes and delivers to the Administrative Agent a counterpart hereof, such fee to be in an amount equal to 0.375% of such Lender's Commitment as of the date of this Amendment (after giving effect to this Amendment), (d) an option agreement substantially in the form of EXHIBIT B (the "Option Agreement") executed by Warburg, Pincus Investors, L.P. ("Warburg"), the

Borrower and various other Persons and (e) evidence that Warburg has made an additional term loan under the Credit Agreement in the amount of $5,000,000.

         SECTION 5         MISCELLANEOUS.

         5.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

         5.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         5.3 GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

         5.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

         5.5 OPTION AGREEMENT. The Required Lenders consent to the execution and delivery by the Company of the Option Agreement, and authorize the Administrative Agent to enter into the Option Agreement on behalf of the Lenders.

         Delivered at Chicago, Illinois, as of the day and year first above written.

                     GRUBB & ELLIS COMPANY


                     By  /s/ Ian Y. Bress
                       --------------------------------------------------------
                     Title: Chief Financial Officer


                     BANK OF AMERICA, N.A., as Administrative Agent


                     By  /s/ W. Thomas Barnett
                       --------------------------------------------------------
                     Title   Managing Director
                          -----------------------------------------------------

                     LENDERS:

                     BANK OF AMERICA, N.A., as a Lender


                     By  /s/ W. Thomas Barnett
                       --------------------------------------------------------
                     Title   Managing Director
                          -----------------------------------------------------


                     LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Lender


                     By  /s/ David Pelaia
                       --------------------------------------------------------
                     Title   Loan Officer
                         ------------------------------------------------------

                     AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Syndication Agent and as a Lender


                     By  /s/ Dennis Saletta
                       --------------------------------------------------------
                     Title   First Vice President
                          -----------------------------------------------------

                                 ADDITIONAL TERM LENDER:


                                 WARBURG, PINCUS INVESTORS, L.P.


                                 By  /s/ John D. Santoleri
                                   --------------------------------------------
                                 Title   Partner
                                       ----------------------------------------

                                    Exhibit A
                                  CONFIRMATION

                            Dated as of March 7, 2002

To: Bank of America, N.A., individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below

         Please refer to (a) the Amended and Restated Credit Agreement dated as of December 31, 2000 (as amended, the "Credit Agreement") among Grubb & Ellis Company, various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (the "Administrative Agent"); (b) the other "Loan Documents" (as defined in the Credit Agreement), including the Guaranty and Collateral Agreement; and (c) the Third Amendment dated as of the date hereof to the Credit Agreement (the "Third Amendment").

         Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Third Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

                        GRUBB & ELLIS COMPANY
                        GRUBB & ELLIS NEW YORK, INC.
                        GRUBB & ELLIS OF MICHIGAN, INC.
                        GRUBB & ELLIS OF NEVADA, INC.
                        GRUBB & ELLIS OF OREGON, INC.
                        GRUBB & ELLIS AFFILIATES, INC.
                        GRUBB & ELLIS MANAGEMENT SERVICES, INC.
                        GRUBB & ELLIS MANAGEMENT SERVICES OF MICHIGAN, INC. HSM INC.
                        LANDAUER HOSPITALITY INTERNATIONAL, INC.
                        LANDAUER REALTY GROUP, INC.



                        By: /s/  Ian Y. Bress
                           --------------------------------------
                        Name:    Ian Y. Bress
                        Title:   Chief Financial Officer

                                    EXHIBIT B
                            FORM OF OPTION AGREEMENT

                                    EXHIBIT C
                                  FORM OF NOTE

                                 SCHEDULE 2.1(f)
                           AMORTIZATION OF TERM LOANS

-------------------------------------------------------------------------------
                   DATE                                    PRINCIPAL PAYMENT
-------------------------------------------------------------------------------
March 31, 2001                                                 $1,000,000
-------------------------------------------------------------------------------
June 30, 2001                                                  $2,000,000
-------------------------------------------------------------------------------
September 30, 2001                                             $2,000,000
-------------------------------------------------------------------------------
December 31, 2001                                              $3,000,000
-------------------------------------------------------------------------------
March 31, 2002                                                      0
-------------------------------------------------------------------------------
June 30, 2002                                                   $250,000
-------------------------------------------------------------------------------
July 31, 2002                                                   $150,000
-------------------------------------------------------------------------------
August 31, 2002                                                 $150,000
-------------------------------------------------------------------------------
September 30, 2002                                              $150,000
-------------------------------------------------------------------------------
October 31, 2002                                                $150,000
-------------------------------------------------------------------------------
November 30, 2002                                               $150,000
-------------------------------------------------------------------------------
December 31, 2002                                              $2,000,000
-------------------------------------------------------------------------------
March 31, 2003                                                 $1,000,000
-------------------------------------------------------------------------------
June 30, 2003                                                  $2,000,000
-------------------------------------------------------------------------------
September 30, 2003                                             $2,000,000
-------------------------------------------------------------------------------
December 31, 2003                                              $3,000,000
-------------------------------------------------------------------------------
March 31, 2004                                                 $1,625,000
-------------------------------------------------------------------------------
June 30, 2004                                                  $3,250,000
-------------------------------------------------------------------------------
September 30, 2004                                             $3,250,000
-------------------------------------------------------------------------------
December 31, 2004                                              $4,875,000
-------------------------------------------------------------------------------
March 31, 2005                                                 $1,000,000
-------------------------------------------------------------------------------
June 30, 2005                                                  $2,000,000
-------------------------------------------------------------------------------
September 30, 2005                                             $2,000,000
-------------------------------------------------------------------------------
December 31, 2005                                              $3,000,000
-------------------------------------------------------------------------------
                                TOTAL                         $40,000,000
-------------------------------------------------------------------------------